UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 9, 2010

TAMPA ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Florida	1-5007	59-0475140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa Florida	33602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 of Section 8 under the heading “Issuance of the New Notes” is hereby incorporated by reference.

Section 8 – Other Events

Item 8.01	Other Events.

Expiration and Results of the Exchange Offer

As of 11:59 p.m., New York City time, December 14, 2010, the expiration date for Tampa Electric Company’s previously announced offer to exchange (the “exchange offer”) any and all of its 6.875% Notes due 2012 (CUSIP No. 875127AS1) (the “6.875% notes”) and any and all of its 6.375% Notes due 2012 (CUSIP No. 875127AU6) (the “6.375% notes” and, together with the 6.875% Notes, the “old notes”), in either case for a new series of 5.40% Notes due 2021 (the “new notes”), $278,495,000 principal amount of old notes were validly tendered and accepted for exchange. All such exchanges were settled on December 9, 2010, the early settlement date, and no additional old notes were tendered prior to the expiration date. Holders whose notes were exchanged were paid accrued and unpaid interest up to, but not including, the early settlement date. The exchange offer was made pursuant to the Confidential Offering Memorandum, dated as of November 9, 2010, as amended by press releases issued by the company on November 23, 2010 and December 1, 2010, and the related Letter of Transmittal, which together set forth a more detailed description of the terms and conditions of the exchange offer. The exchange offer was made only to “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933, or persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act of 1933.

CitiGroup Global Markets Inc. and J.P. Morgan Securities LLC served as lead dealer managers for the exchange offer. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated served as co-dealer managers for the exchange offer. Global Bondholder Services Corporation served as information agent and exchange agent for the exchange offer.

Issuance of the New Notes

On December 9, 2010, Tampa Electric Company (the “company”), as issuer, and The Bank of New York Mellon, as trustee, entered into an eighth supplemental indenture governing the new notes, which supplements the indenture between Tampa Electric Company and The Bank of New York Mellon, dated as of July 1, 1998. On December 9, 2010, the early settlement date of the exchange offer, the company issued $278,495,000 aggregate principal amount of new notes pursuant to the terms of the exchange offer. Pursuant to the supplemental indenture, the new notes bear interest at a rate of 5.40% per year, payable on May 15 and November 15 of each year, beginning May 15, 2011, and mature on May 15, 2021.

The company may redeem some or all of the new notes at a price equal to the greater of (i) 100% of the principal amount of the new notes to be redeemed, plus accrued and unpaid interest, or (ii) the sum of the net present values of the remaining payments of principal and interest on the new notes to be redeemed, discounted at the applicable Treasury Rate (as defined in the supplemental indenture), plus 25 basis points. In each case, the redemption price would include accrued and unpaid interest to the redemption date.

The indenture, as supplemented, provides that with respect to the new notes, each of the following is an event of default: (i) the company fails to pay any interest on (or additional payments pursuant to the registration rights agreement as discussed below) any new notes when due, and such failure has continued for 30 days; (ii) the company fails to pay principal of or premium, if any, on any new notes when due; (iii) the company fails to perform any other covenant in the indenture (other than a covenant in the indenture solely for the benefit of a series of debt securities other than the new notes), and such failure has continued for 90 days after the company and the trustee receive written notice as provided in the indenture; or (iv) certain events of bankruptcy, insolvency or reorganization of the company as described in the indenture.

If an event of default occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding new notes may declare the principal amount of all the new notes to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding new notes may rescind and annul that declaration and its consequences.

The new notes are unsecured and rank equally with the company’s other unsecured and unsubordinated debt.

The foregoing description of the supplemental indenture and the new notes is qualified in its entirety by reference to the actual supplemental indenture (which includes the form of new notes), a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The new notes are not registered under the Securities Act of 1933 or any state securities laws and were issued pursuant to exemptions from registration provided by Rule 144A and Regulation S under the Securities Act. In connection with the issuance of the new notes, Tampa Electric Company entered into a registration rights agreement, dated December 9, 2010, with the lead dealer managers and the co-dealer managers, pursuant to which the company is obligated to file within 120 days after the date of the original issuance of the new notes a registration statement with respect to an offer to exchange the new notes for a series of identical registered exchange notes registered under the Securities Act. In addition, the company is obligated to use commercially reasonable efforts to cause the registration statement to be declared effective within 270 days after the original issuance of the new notes. Under certain circumstances, the company may be required to file a shelf registration statement to cover resales of the new notes. If the company fails to satisfy these and other obligations contained in the registration rights agreement, it will be obligated to make additional payments to the holders of the new notes in an amount starting at 0.25% per year, and potentially increasing to up to 1.0% per year, until such failed obligations are cured.

The foregoing description of the registration rights agreement is qualified in its entirety by reference to the actual registration rights agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Eighth Supplemental Indenture dated as of November 15, 2010 between Tampa Electric Company, as issuer, and The Bank of New York Mellon, as trustee, supplementing the Indenture dated as of July 1, 1998, as amended (including the form of 5.40% notes due 2021).

10.1	Registration Rights Agreement dated as of December 9, 2010 by and among Tampa Electric Company, CitiGroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2010	TAMPA ELECTRIC COMPANY
(Registrant)

/s/ S. W. CALLAHAN
Sandra W. Callahan
Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Eighth Supplemental Indenture dated as of November 15, 2010 between Tampa Electric Company, as issuer, and The Bank of New York Mellon, as trustee, supplementing the Indenture dated as of July 1, 1998, as amended (including the form of 5.40% notes due 2021).

10.1	Registration Rights Agreement dated as of December 9, 2010 by and among Tampa Electric Company, CitiGroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.